EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-105311, 333-14971, 333-26219, 333-50816, and 333-61835 on Form S-8 and Registration Statement 333-134170 on Form S-3 of our report dated March 16, 2006 (November 29, 2006 as to the effects of discontinued operations and stock split discussed in Note 1), relating to the consolidated financial statements and financial statement schedule of United Auto Group, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating a change in accounting for cash consideration received from a vendor to conform with Emerging Issues Task Force Issue 02-16 in 2003 and to the restatements of the 2004 and 2003 consolidated statements of cash flows) and our report dated March 16, 2006 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of United Auto Group, Inc. dated November 29, 2006.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

November 29, 2006